                                 EXHIBIT (9)(G)

                    AMENDED SCHEDULE A TO THE TRANSFER AGENCY
                 AGREEMENT BETWEEN THE REGISTRANT AND BISYS FUND
                               SERVICES OHIO, INC.

                                                          Dated: January 2, 1997

                                   SCHEDULE A
                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                             BB&T MUTUAL FUNDS GROUP
                                       AND
                         BISYS FUND SERVICES OHIO, INC.
              (formerly known as The Winsbury Service Corporation)

   FUND PORTFOLIOS
   ---------------

U.S. Treasury Money Market Fund
Short Intermediate U.S. Government Income Fund
Intermediate U.S. Government Bond Fund
Growth and Income Stock Fund
Balanced Fund
Small Company Growth Fund
International Equity Fund
Capital Manager Conservative Growth Fund
Capital Manager Moderate Growth Fund
Capital Manager Growth Fund

                               BB&T MUTUAL FUNDS GROUP

                               By:   /S/ J. David Huber
                                  ----------------------------
                                     J. David Huber
                               Title: President

                               BISYS FUND SERVICES OHIO, INC.
                               (formerly The Winsbury Service Corporation)

                               By:   /S/ Richard B. Ille
                                  ----------------------------
                                     Richard B. Ille
                               Title: President